Exhibit 4.1

COMMON SHARES	COMMON SHARES

CUSIP 52078P 10 2
See reverse for certain definitions

Lawson Software, Inc.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

is the owner of	SPECIMEN

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF
Lawson Software, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent & Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers

Dated:

SECRETARY	PRESIDENT AND CHIEF EXECUTIVE OFFICER

By

AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT M1N ACT—	Custodian
			(Cust)	(Minor)
TEN ENT	— as tenants by the entireties		under Uniform Gifts to Minors
Act
JT TEN	— as joint tenants with right of		(State)
survivorship and not as tenants
in common
Additional abbreviations may also be used though not in the above list.

For value received             hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares of the capital
stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the
said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED BY:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Lawson Software, Inc. and Mellon Investor Services LLC or any successor as Rights Agent, dated as of July 28, 2004 (as amended from time to time the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of Lawson Software, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  Lawson Software, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or an Associate or Affiliate thereof (as defined in the Rights Agreement), or certain transferees of such Person, may become null and void.